Exhibit 99.1

AMNEAL REPORTS FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS
‒ Q4 2022 Net Revenue of $610 million; GAAP Net Loss of $4 million; Diluted Loss per Share of $0.03 ‒
‒ Q4 2022 Adjusted Net Income of $71 million (1), Adjusted EBITDA (1) of $154 million; Adjusted Diluted EPS (1) of $0.23 ‒

‒ Full Year 2022 Net Revenue of $2.21 billion; GAAP Net Loss of $130 million; Diluted Loss per Share of $0.86 ‒
‒ Full Year 2022 Adjusted Net Income of $208 million (1); Adjusted EBITDA (1) of $514 million; Adjusted Diluted EPS (1) of $0.68 ‒

‒ Provides 2023 Financial Guidance of $2.25 to $2.35 billion in net revenue and $500 to $530 million in adjusted EBITDA –

BRIDGEWATER, NJ, March 2, 2023 - Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (“Amneal” or the “Company”) announced its results today for the fourth quarter and full year ended December 31, 2022.

“2022 was a year of solid execution and very good progress in advancing key strategic priorities marked by a robust cadence of new innovations in Generics, scaling our injectables portfolio, advancing our Specialty pipeline and entering the U.S. biosimilars market. Furthermore, we are creating the foundation for international expansion, primarily in Europe and India. We enter 2023 poised for continued momentum, including the upcoming IPX203 launch for Parkinson’s, continued biosimilars uptake, and key complex generics launches. Taken altogether, we expect these new growth drivers will build upon and significantly expand our reach in making healthy possible,” said Chirag and Chintu Patel, Co-Chief Executive Officers.

Net revenue in the fourth quarter of 2022 was $610 million, an increase of 14% compared to $537 million in the fourth quarter of 2021. The increase was driven by Generic new product launches, expansion of the AvKARE distribution channel and strong performance of promoted Specialty products. Net loss attributable to Amneal Pharmaceuticals, Inc. was $4 million in the fourth quarter of 2022 compared to a net loss of $6 million in the fourth quarter of 2021. Adjusted EBITDA(1) in the fourth quarter of 2022 was $154 million, an increase of 26% compared to the fourth quarter of 2021, reflective of stronger revenue performance and stable operating expenses. Diluted loss per share in the fourth quarter of 2022 was $0.03, a decrease of 25% from a loss of $0.04 for the fourth quarter of 2021. Adjusted diluted EPS(1) in the fourth quarter of 2022 was $0.23, an increase of 35% from $0.17 in the fourth quarter of 2021.

Net revenue for the year ended December 31, 2022 was $2.21 billion, an increase of 6% compared to $2.09 billion for the year ended December 31, 2021. Revenue growth was driven by Generic new product launches, strong performance of key products including Rytary® and Unithroid®, and expansion of the AvKARE business. Net loss attributable to Amneal Pharmaceuticals, Inc. was $130 million for the year ended December 31, 2022 compared to net income of $11 million for the year ended December 31, 2021. Net loss for the year ended December 31, 2022 included a $263 million pre-tax charge for settlement of the Opana® anti-trust litigation. Adjusted EBITDA(1) for the year ended December 31, 2022 was $514 million, an increase of $2 million compared to the year ended December 31, 2021, reflective of revenue growth offset by lower adjusted gross margin due to unfavorable product mix and investments to drive upcoming new product launches. Diluted loss per share for the year ended December 31, 2022 was $0.86 compared to diluted income per share of $0.07 for the year ended December 31, 2021. Adjusted diluted EPS(1) in the year ended December 31, 2022 was $0.68, a decrease of 13% from $0.78 for the year ended December 31, 2021.
(1)    See “Non-GAAP Financial Measures” below.

2023 Financial Guidance

Full Year 2023 Guidance
Net revenue	$2.25 billion - $2.35 billion
Adjusted EBITDA (1)	$500 million - $530 million
Adjusted diluted EPS (2)	$0.40 - $0.50
Operating cash flow (3)	$200 million - $230 million
Capital expenditures	$50 million - $60 million
Weighted average diluted shares outstanding (4)	Approximately 307 million
(1) Includes 100% of EBITDA from the AvKARE acquisition.
(2) Accounts for 35% non-controlling interest in AvKARE.
(3) Represents cash provided by operating activities. Guidance does not contemplate one-time and non-recurring items such as legal settlements and other discrete items.
(4) Assumes the weighted average diluted shares outstanding of class A and class B common stock under the if-converted method.
Amneal’s 2023 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Conference Call Information
Amneal will host a conference call and live webcast at 8:30 am Eastern Time today, March 2, 2023, to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (844) 200-6205 (in the U.S.) or (929) 526-1599 (international callers). The access code for the call is 477511. A replay of the conference call will be posted shortly after the call and will be available for seven days. To access the replay, dial (866) 813-9403 (in the U.S.) or +44 (204) 525-0658 (international callers). The access code for the replay is 942331.
Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully integrated global essential medicines company. We make healthy possible through the development, manufacturing, and distribution of a diverse portfolio of approximately 270 generic and specialty pharmaceuticals, primarily within the United States. In its Generics segment, the Company is expanding across a broad range of complex product categories and therapeutic areas, including injectables and biosimilars. In its Specialty segment, Amneal has a growing portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders, with a pipeline focused on unmet needs. Through its AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including among other things: discussions of future operations, including international expansion; expected or estimated operating results and financial performance; the Company’s growth prospects and opportunities as well as its strategy for growth; product development and launches; the successful commercialization and market acceptance of new products, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; our ability to manage our growth through acquisitions and otherwise; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our ability to secure satisfactory terms when negotiating a refinancing or other new indebtedness; our dependence on third-party agreements for a portion of our product offerings; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our ability to attract, hire and retain highly skilled personnel; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted cost of goods sold, adjusted selling general and administrative expense, and adjusted research and development expense, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. The calculation of non-GAAP adjusted diluted earnings per share assumes the conversion of all outstanding shares of class B Common Stock to shares of class A Common Stock under the if-converted method.
Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.
As previously disclosed, beginning in the first quarter of 2022, we no longer exclude research and development milestone expenses related to license and collaboration agreements from our non-GAAP financial measures and our line item components, including adjusted research and development, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted earnings per share. Prior period adjusted results have been revised to reflect this change. Refer to our Form 8-K filed with the Securities and Exchange Commission on May 4, 2022 for a full reconciliation of previously reported non-GAAP results to revised non-GAAP results for prior periods.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to net income, diluted earnings per share, gross profit, gross margin, operating income, cost of goods sold, selling general and administrative expense, and research and development expense or any other measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Contact
Anthony DiMeo
Head of Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(Unaudited; In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net revenue	$609,759	$536,896	$2,212,304	$2,093,669
Cost of goods sold	389,046	348,490	1,416,485	1,302,004
Cost of goods sold impairment charges	5,325	22,004	11,111	22,692
Gross profit	215,388	166,402	784,708	768,973
Selling, general and administrative	102,158	97,224	399,700	365,504
Research and development	41,907	51,874	195,688	201,847
In-process research and development impairment charges	12,970	—	12,970	710
Intellectual property legal development expenses	1,362	1,142	4,358	7,716
Acquisition, transaction-related and integration expenses	(5)	836	709	8,055
Restructuring and other charges	109	1,069	1,421	1,857
Change in fair value of contingent consideration	2,226	(100)	731	200
(Insurance recoveries) charges for property losses and associated expenses, net	—	(2,818)	(1,911)	5,368
Charges related to legal matters, net	20,094	6,000	269,930	25,000
Other operating income	(1,465)	—	(3,960)	—
Operating (loss) income	36,032	11,175	(94,928)	152,716
Other (expense) income:
Interest expense, net	(47,028)	(33,957)	(158,377)	(136,325)
Foreign currency exchange gain (loss), net	569	(170)	(12,364)	(355)
Loss on refinancing - revolving credit facility	—	—	(291)	—
Other income, net	2,772	6,633	17,833	15,330
Total other expense, net	(43,687)	(27,494)	(153,199)	(121,350)
(Loss) income before income taxes	(7,655)	(16,319)	(248,127)	31,366
(Benefit from) provision for income taxes	(1,797)	4,140	6,662	11,196
Net (loss) income	(5,858)	(20,459)	(254,789)	20,170
Less: Net loss (income) attributable to non-controlling interests	1,525	14,082	125,241	(9,546)
Net (loss) income attributable to Amneal Pharmaceuticals, Inc. before accretion of redeemable non-controlling interest	(4,333)	(6,377)	(129,548)	10,624
Accretion of redeemable non-controlling interest	—	—	(438)	—
Net (loss) income attributable to Amneal Pharmaceuticals, Inc.	$(4,333)	$(6,377)	$(129,986)	$10,624

Net (loss) income per share attributable to Amneal Pharmaceuticals, Inc.'s Class A common stockholders:
Basic	$(0.03)	$(0.04)	$(0.86)	$0.07
Diluted	$(0.03)	$(0.04)	$(0.86)	$0.07
Weighted-average common shares outstanding:
Basic	151,476	149,369	150,944	148,922
Diluted	151,476	149,369	150,944	151,821

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; In thousands)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$25,976	$247,790
Restricted cash	9,251	8,949
Trade accounts receivable, net	741,791	662,583
Inventories	530,735	489,389
Prepaid expenses and other current assets	103,565	110,218
Related party receivables	500	1,179
Total current assets	1,411,818	1,520,108
Property, plant and equipment, net	469,815	514,158
Goodwill	598,853	593,017
Intangible assets, net	1,096,093	1,166,922
Operating lease right-of-use assets	38,211	39,899
Operating lease right-of-use assets - related party	17,910	20,471
Financing lease right-of-use assets	63,424	64,475
Other assets	103,217	20,614
Total assets	$3,799,341	$3,939,664
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$538,199	$525,345
Current portion of liabilities for legal matters	107,483	58,000
Revolving credit facility	60,000	—
Current portion of long-term debt, net	29,961	30,614
Current portion of operating lease liabilities	8,321	9,686
Current portion of operating and financing lease liabilities - related party	2,869	2,636
Current portion of financing lease liabilities	3,488	3,101
Related party payables - short term	2,479	47,861
Total current liabilities	752,800	677,243
Long-term debt, net	2,591,981	2,680,053
Note payable - related party	39,706	38,038
Operating lease liabilities	32,126	32,894
Operating lease liabilities - related party	15,914	18,783
Financing lease liabilities	60,769	60,251
Related party payable - long term	9,649	9,619
Other long-term liabilities	87,468	38,903
Total long-term liabilities	2,837,613	2,878,541
Redeemable non-controlling interests	24,949	16,907
Total stockholders' equity	183,979	366,973
Total liabilities and stockholders' equity	$3,799,341	$3,939,664

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(Unaudited; In thousands)

	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(254,789)	$20,170
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	240,175	233,406
Unrealized foreign currency loss (gain)	15,190	175
Amortization of debt issuance costs and discount	8,595	9,203
Loss on refinancing - revolving credit facility	291	—
Intangible asset impairment charges	24,081	23,402
Change in fair value of contingent consideration	731	200
Stock-based compensation	31,847	28,412
Inventory provision	51,096	54,660
Insurance recoveries for property and equipment losses	(1,000)	(5,000)
Non-cash property losses	—	5,152
Other operating charges and credits, net	8,828	5,633
Changes in assets and liabilities:
Trade accounts receivable, net	(79,717)	(23,621)
Inventories	(102,396)	(49,015)
Prepaid expenses, other current assets and other assets	9,882	(21,981)
Related party receivables	646	7,311
Accounts payable, accrued expenses and other liabilities	109,568	(43,932)
Related party payables	2,072	(2,355)
Net cash provided by operating activities	65,100	241,820
Cash flows from investing activities:
Purchases of property, plant and equipment	(46,407)	(47,728)
Acquisition of intangible assets	(41,800)	(1,700)
Deposits for future acquisition of property, plant, and equipment	(2,388)	(3,211)
Acquisitions of businesses, net of cash acquired	(84,714)	(146,543)
Proceeds from insurance recoveries for property and equipment losses	1,000	5,000
Net cash used in investing activities	(174,309)	(194,182)
Cash flows from financing activities:
Payments of deferred financing and refinancing costs	(1,663)	—
Payments of principal on debt, revolving credit facility, financing leases and other	(123,272)	(78,086)
Borrowings on revolving credit facility	85,000	—
Proceeds from exercise of stock options	662	853
Employee payroll tax withholding on restricted stock unit vesting	(3,571)	(2,664)
Payments of deferred consideration for acquisitions - related party	(44,498)	—
Acquisition of redeemable non-controlling interests	(1,722)	—
Tax distributions to non-controlling interest	(17,556)	(57,132)
Payments of principal on financing lease - related party	—	(93)
Repayment of related party note	—	(1,000)
Net cash used in financing activities	(106,620)	(138,122)
Effect of foreign exchange rate on cash	(5,683)	102
Net decrease in cash, cash equivalents, and restricted cash	(221,512)	(90,382)
Cash, cash equivalents, and restricted cash - beginning of period	256,739	347,121
Cash, cash equivalents, and restricted cash - end of period	$35,227	$256,739
Cash and cash equivalents - end of period	$25,976	$247,790
Restricted cash - end of period	$9,251	$8,949
Cash, cash equivalents, and restricted cash - end of period	$35,227	$256,739

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited, In thousands)

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA (1)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(5,858)	$(20,459)	$(254,789)	$20,170
Adjusted to add (deduct):
Interest expense, net	47,028	33,957	158,377	136,325
(Benefit from) provision for income taxes	(1,797)	4,140	6,662	11,196
Depreciation and amortization	61,056	61,183	240,175	233,406
EBITDA (Non-GAAP)	$100,429	$78,821	$150,425	$401,097
Adjusted to add (deduct):
Stock-based compensation expense	7,831	7,742	31,847	28,412
Acquisition, site closure, and idle facility expenses (2)	3,452	6,027	15,682	20,003
Restructuring and other charges	109	—	1,378	788
Loss on refinancing	—	—	291	—
Inventory related charges	—	16	—	261
Charges related to legal matters, net (3)	20,094	6,000	269,930	25,000
Asset impairment charges (4)	18,551	22,353	26,909	24,105
Foreign exchange (gain) loss	(569)	170	12,364	355
Change in fair value of contingent consideration	2,226	(100)	731	200
(Insurance recoveries) charges for property losses and associated expenses, net (5)	—	(2,818)	(1,911)	5,368
Regulatory approval milestone	—	—	5,000	—
Other	1,909	3,592	1,464	6,680
Adjusted EBITDA (Non-GAAP)	$154,032	$121,803	$514,110	$512,269

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands, except per share amounts)

Reconciliation of Net (Loss) Income to Adjusted Net Income and Calculation of Adjusted Diluted Earnings per Share (1)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(5,858)	$(20,459)	$(254,789)	$20,170
Adjusted to add (deduct):
Non-cash interest	1,885	2,123	7,715	8,355
GAAP (benefit from) provision for income taxes	(1,797)	4,140	6,662	11,196
Amortization	42,851	41,543	164,997	164,069
Stock-based compensation expense	7,831	7,742	31,847	28,412
Acquisition, site closure expenses, and idle facility expenses (2)	3,452	6,027	15,682	20,003
Restructuring and other charges	109	—	1,378	788
Loss on refinancing	—	—	291	—
Inventory related charges	—	16	—	261
Charges related to legal matters, including interest, net (3)	21,564	6,000	273,226	25,000
Asset impairment charges (4)	18,485	22,353	26,843	24,105
Regulatory approval milestone	—	—	5,000	—
Change in fair value of contingent consideration	2,226	(100)	731	200
(Insurance recoveries) charges for property losses and associated expenses (5)	—	(2,818)	(1,911)	5,368
Other	1,910	3,592	1,607	6,680
Provision for income taxes (6)	(15,297)	(18,193)	(56,450)	(70,199)
Net income attributable to non-controlling interests not associated with our class B common stock	(5,958)	(1,191)	(15,121)	(6,582)
Adjusted net income (Non-GAAP)	$71,403	$50,775	$207,708	$237,826
Weighted average diluted shares outstanding (Non-GAAP)(7)	305,145	304,429	304,598	303,937
Adjusted diluted earnings per share (Non-GAAP)	$0.23	$0.17	$0.68	$0.78

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited)

Explanations for Reconciliations of Net (Loss) Income to EBITDA and Adjusted EBITDA and
Net (Loss) Income to Adjusted Net Income and Calculation of Adjusted Diluted Earnings per Share

(1)	Beginning in the first quarter of 2022, we no longer exclude research and development milestone expenses related to license and collaboration agreements from our non-GAAP financial measures and our line item components, including adjusted research and development, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted earnings per share. Prior period adjusted results have been revised to reflect this change. Refer to our Form 8-K filed on May 4, 2022 for additional information.

(2)
Acquisition, site closure, and idle facility expenses for the three months ended December 31, 2022 primarily included site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition, site closure, and idle facility expenses for the year ended December 31, 2022 primarily included (i) transaction and integration costs associated with the acquisition of the baclofen franchise from certain entities affiliated with Saol International Limited, which closed on February 9, 2022; (ii) integration costs associated with the acquisition of Puniska Healthcare Pvt. Ltd. (“Puniska”), which closed on November 2, 2021; and (iii) site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition, site closure, and idle facility expenses for the three months and year ended December 31, 2021 primarily included (i) transaction and integration costs associated with the acquisition of Kashiv Specialty Pharmaceuticals, LLC; (ii) integration costs associated with the acquisition of AvKARE; (iii) site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility; (iv) transaction and integration costs associated with the acquisition of Puniska; and (v) site closure expenses associated with damage from Tropical Storm Ida to two of our facilities in New Jersey.

(3)
For the three months ended December 31, 2022 charges related to legal matters, net primarily related to prescription opioid litigation. For the year ended December 31, 2022, charges related to legal matters, net, primarily included charges for (i) the settlements of the Opana ER® antitrust litigation and (ii) prescription opioid litigation, offset by insurance recoveries associated with class action shareholder lawsuits. For the three months and year ended December 31, 2021, charges related to legal matters, net were for legal claims in our Corporate segment.

(4)
Asset impairment charges for the three months and years ended December 31, 2022 and 2021 were associated with the write-offs of intangible assets and equipment, except for equipment discussed in (5) below.

(5)
(Insurance recoveries) charges for property losses and associated expenses, net for the year ended December 31, 2022 included $1.9 million of insurance recoveries for damage to two of our facilities in NJ from Tropical Storm Ida. Property losses and associated expenses, net for the three months and year ended December 31, 2021 were associated with damage from Tropical Storm Ida to two of our facilities in New Jersey, net of insurance recoveries. Expenses consisted of impairment of equipment and inventory, and repairs and maintenance and salaries and benefits.

(6)
The Non-GAAP effective tax rates for the three months ended December 31, 2022 and 2021 were 17.6% and 26.3%, respectively. The Non-GAAP tax rates for the years ended December 31, 2022 and 2021 were 21.4% and 22.7%, respectively.

(7)	Weighted average diluted shares outstanding consisted of class A common stock and class B common stock under the if-converted method.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; Table in thousands)

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$399,165	$—	$399,165	$346,266	$—	$346,266
Cost of goods sold (2)	249,795	(16,875)	232,920	227,446	(16,558)	210,888
Cost of goods sold impairment charges	—	—	—	22,004	(22,004)	—
Gross profit	149,370	16,875	166,245	96,816	38,562	135,378
Gross margin %	37.4%		41.6%	28.0%		39.1%

Selling, general and administrative (3)	25,371	(1,319)	24,052	18,000	(861)	17,139
Research and development (4)	38,127	(1,112)	37,015	43,818	(1,030)	42,788
In-process research and development impairment charges	12,970	(12,970)	—	—	—	—
Intellectual property legal development expenses	1,332	—	1,332	1,056	—	1,056
Acquisition, transaction-related and integration expenses	1	(1)	—	—	—	—
Restructuring and other charges	108	(108)	—	—	—	—
Insurance recoveries for property losses and associated expenses, net (5)	—	—	—	(2,818)	2,818	—
Charges related to legal matters, net (6)	19,958	(19,958)	—	—	—	—
Other operating income	(1,465)	—	(1,465)	—	—	—
Operating income	$52,968	$52,343	$105,311	$36,760	$37,635	$74,395

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)	Adjustments for the three months ended December 31, 2022 and 2021, respectively, were comprised of stock-based compensation expense ($1.2 million and $1.4 million), amortization expense ($12.4 million and $10.0 million), site closure and idle facility expenses ($2.7 million and $4.8 million), asset impairment charges ($0.3 million and $0.4 million), and other ($0.3 million and none).

(3)
Adjustments for the three months ended December 31, 2022 and 2021, respectively, were comprised of stock-based compensation expense (each $0.5 million) and site closure costs ($0.8 million and $0.4 million).

(4)
Adjustments for the three months ended December 31, 2022 and 2021 were comprised of stock-based compensation expense. Non-GAAP adjusted research and development for the three months ended December 31, 2021, as previously reported, has been revised to include $3.6 million of research and development milestone expenses previously excluded.

(5)
Adjustments for the three months December 31, 2021 were comprised of expenses associated with damage from Tropical Storm Ida to two of our facilities in New Jersey of $2.2 million, net of insurance recoveries of $5.0 million. Expenses consisted of impairment of equipment and inventory, and repairs and maintenance and salaries and benefits.

(6)	Adjustments for the three months ended December 31, 2022 were primarily comprised of charges related to civil prescription opioid litigation.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; Table in thousands)

	Year Ended December 31, 2022			Year Ended December 31, 2021
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$1,432,073	$—	$1,432,073	$1,366,338	$—	$1,366,338
Cost of goods sold (2)	890,245	(64,294)	825,951	825,568	(55,263)	770,305
Cost of goods sold impairment charges	5,786	(5,786)	—	22,692	(22,692)	—
Gross profit	536,042	70,080	606,122	518,078	77,955	596,033
Gross margin %	37.4%		42.3%	37.9%		43.6%

Selling, general and administrative (3)	109,781	(9,960)	99,821	64,500	(2,664)	61,836
Research and development (4)	167,509	(4,819)	162,690	158,365	(4,269)	154,096
In-process research and development impairment charges	12,970	(12,970)	—	710	(710)	—
Intellectual property legal development expenses	4,251	—	4,251	7,562	—	7,562
Acquisition, transaction-related and integration expenses	25	(25)	—	—	—	—
Restructuring and other charges	821	(821)	—	80	(80)	—
(Insurance recoveries) charges for property losses and associated expenses, net (5)	(1,911)	1,911	—	5,368	(5,368)	—
Charges related to legal matters, net (6)	22,400	(22,400)	—	—	—	—
Other operating income	(3,960)	—	(3,960)	—	—	—
Operating income	$224,156	$119,164	$343,320	$281,493	$91,046	$372,539

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)
Adjustments for the years ended December 31, 2022 and 2021, respectively, were comprised of stock-based compensation expense ($4.8 million and $4.7 million), amortization expense ($44.2 million and $38.0 million), site closure and idle facility expenses ($12.5 million and $11.0 million), inventory related charges (none and $0.2 million), asset impairment charges ($2.8 million and $0.7 million), and other (none and $0.7 million).

(3)
Adjustments for the years ended December 31, 2022 and 2021, respectively, were comprised of stock-based compensation expense ($2.5 million, and $1.7 million), site closure expenses ($2.5 million and $0.9 million), a regulatory approval milestone ($5.0 million and none) and other (none and $0.1 million).

(4)
Adjustments for the years ended December 31, 2022 and 2021, respectively, were comprised of stock-based compensation expense ($4.8 million and $3.9 million) and other (none and $0.3 million). Non-GAAP adjusted research and development for the year ended December 31, 2021, as previously reported, has been revised to include $15.4 million of research and development milestone expenses previously excluded.

(5)
Adjustments for the year ended December 31, 2021 were comprised of expenses associated with damage from Tropical Storm Ida to two of our facilities in New Jersey of $10.4 million, net of insurance recoveries of $5.0 million. Expenses consisted of impairment of equipment and inventory, and repairs and maintenance and salaries and benefits. Adjustments for the year ended December 31, 2022 included $1.9 million of insurance recoveries.

(6)	Adjustments for the year ended December 31, 2022 were primarily comprised of charges related to civil prescription opioid litigation.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited; Table in thousands)

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$102,550	$—	$102,550	$101,008	$—	$101,008
Cost of goods sold (1)	46,744	(27,327)	19,417	49,378	(27,483)	21,895
Cost of goods sold impairment charges	5,325	(5,325)	—	—	—	—
Gross profit	50,481	32,652	83,133	51,630	27,483	79,113
Gross margin %	49.2%		81.1%	51.1%		78.3%

Selling, general and administrative (2)	20,259	(119)	20,140	21,733	(749)	20,984
Research and development (3)	3,780	(372)	3,408	8,056	(300)	7,756
Intellectual property legal development expenses	30	—	30	86	—	86
Acquisition, transaction-related and integration expenses	2	(2)	—	—	—	—
Change in fair value of contingent consideration (4)	2,226	(2,226)	—	(100)	100	—
Operating income	$24,184	$35,371	$59,555	$21,855	$28,432	$50,287

(1)	Adjustments for the three months ended December 31, 2022 and 2021 were comprised of amortization expense.

(2)	Adjustments for the three months ended December 31, 2022 and 2021 were comprised of stock-based compensation expense.

(3)
Adjustments for the three months ended December 31, 2022 and 2021 were comprised of stock-based compensation expense. Non-GAAP adjusted research and development for the three months ended December 31, 2021, as previously reported, has been revised to include $1.0 million of research and development milestone expenses previously excluded.

(4)
Contingent consideration was recorded in connection with the acquisitions of (i) the baclofen franchise from certain entities affiliated with Saol International Limited and (ii) Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited; Table in thousands)

	Year Ended December 31, 2022			Year Ended December 31, 2021
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$374,121	$—	$374,121	$378,319	$—	$378,319
Cost of goods sold (1)	177,107	(108,187)	68,920	193,562	(109,979)	83,583
Cost of goods sold impairment charges	5,325	(5,325)	—	—	—	—
Gross profit	191,689	113,512	305,201	184,757	109,979	294,736
Gross margin %	51.2%		81.6%	48.8%		77.9%

Selling, general and administrative (2)	90,031	(913)	89,118	84,481	(2,830)	81,651
Research and development (3)	28,179	(1,471)	26,708	43,482	(1,083)	42,399
Intellectual property legal development expenses	107	—	107	154	—	154
Acquisition, transaction-related and integration expenses	49	(49)	—	16	(16)	—
Change in fair value of contingent consideration (4)	731	(731)	—	200	(200)	—
Operating income	$72,592	$116,676	$189,268	$56,424	$114,108	$170,532

(1)	Adjustments for the years ended December 31, 2022 and 2021 were comprised of amortization expense.

(2)	Adjustments for the years ended December 31, 2022 and 2021 were comprised of stock-based compensation expense.

(3)
Adjustments for the years ended December 31, 2022 and 2021 were comprised of stock-based compensation expense. Non-GAAP adjusted research and development for the year ended December 31, 2021, as previously reported, has been revised to include $10.4 million of research and development milestone expenses previously excluded.

(4)
Contingent consideration was recorded in connection with the acquisitions of (i) the baclofen franchise from certain entities affiliated with Saol International Limited and (ii) Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; Table in thousands)

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$108,044	$—	$108,044	$89,622	$—	$89,622
Cost of goods sold	92,507	—	92,507	71,666	—	71,666
Gross profit	15,537	—	15,537	17,956	—	17,956
Gross margin %	14.4%		14.4%	20.0%		20.0%

Selling, general and administrative (2)	14,298	(4,932)	9,366	15,932	(8,093)	7,839
Operating income	$1,239	$4,932	$6,171	$2,024	$8,093	$10,117

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)	Adjustments for the three months ended December 31, 2022 and 2021, respectively, were comprised of amortization ($4.9 million and $6.2 million) and other (none and $1.9 million).

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; Table in thousands)

	Year Ended December 31, 2022			Year Ended December 31, 2021
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$406,110	$—	$406,110	$349,012	$—	$349,012
Cost of goods sold	349,133	—	349,133	282,874	—	282,874
Gross profit	56,977	—	56,977	66,138	—	66,138
Gross margin %	14.0%		14.0%	19.0%		19.0%

Selling, general and administrative (2)	53,659	(19,324)	34,335	57,918	(26,764)	31,154
Acquisition, transaction-related and integration expenses (3)	—	—	—	1,422	(1,422)	—
Operating income	$3,318	$19,324	$22,642	$6,798	$28,186	$34,984

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)	Adjustments for the years ended December 31, 2022 and 2021, respectively, were comprised of amortization ($19.7 million and $24.7 million) and other ($(0.4) million and $2.1 million).

(3)	Adjustments for the year ended December 31, 2021 were comprised of finance integration expenses.